[COMPANY LOGO] STATE OF NEVADA FRANCISCO V. AGUILAR Commercial Recordings Division 202 N. Carson Street Secretary of State Telephone (775) 684-5708 202 N. Carson Street Carson City, NV 89701 Chief Deputy OFFICE OF THE SECRETARY OF STATE Certified Copy 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 Work Order Number: Reference Number: Through Date: Corporate Name: W2023030801587 20233013115 3/8/2023 2:07:09 PM CLEANSPARK, INC. 3/8/2023 2:07:09 PM Fax (775) 684-7138 GABRIEL DI CHIARA The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number 20233013086 Description Amendment After Issuance of Stock Number of Pages 3 FRANCISCO V. AGUILAR Respectfully, Nevada Secretary of State Certified By: Colleen Metzger Certificate Number: B202303083456081 You may verify this certificate online at http://www.nvsos.gov [SIGNATURE]

Filed in the Office of [SIGNATURE] Business Number C7970-1987 Filing Number 0233013086 Filed On 3/8/2023 1:31:00 PM Number of Pages 3 Secretary of State State Of Nevada FRANCISCO V. AGULLAR Secretary of state 202 North Carson street Carson city, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov [COMPANY LOGO] Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY -DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of state:CLEANSPARK, INC. Entity or Nevada Business IdentificationNumber (NVID): C7970-1987 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2,3,5 and 6)Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filling type. 3.Type of Amendment Filing Being Completed:(Select only one box) (If amending, complete section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only onebox) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390-After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as my be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* havevotedin favor of the amendments is: More than 90% Officer’s Statement (foreign qualified entities only) - Name in home state, if using a modifiedname in Nevada: Jurisdiction of formation: Changes to take the following effect: The entity name has been amended. The purpose of the entity has been amended.The authorized shares have been amended. Other: (specify changes) Dissolution Merger Conversion *Officer’sStatement must be submitted with either a certified copy of or a certificateevidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This from must be accompanied by appropriate fees. Page 1of 2 Revised: 12/15/2022

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.govProfit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) 4. Effective Date and Time: (Optional) Date: Officer's Statement (PURSUANT TO NRS 80.030) Time: 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: (must not be later than 90 days after the certificate is filed) The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Section 4.1 of the articles is amended as set forth on the attached page. (attach additional page(s) if necessary) 6. Signature: (Required) [SIGNATURE] Signature of Officer or Authorized Signer Signature of Officer or Authorized Signer Secretary & General Counsel Title Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) Section 4.1 of the articles of incorporation is amended as set forth on the attached page. [See attached page.] Page 2 of 2 This form must be accompanied by appropriate fees. [COMPANY LOGO] X X Revised: 12/15/2022

CLEANSPARK, INC. CERTIFICATE OF AMENDMENT ANNEX A Section 4.1 of the articles of incorporation is hereby amended to read in its entirety as follows: Section 4.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Ten million (310,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Three Hundred million (300,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter of title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 4.3 of this Article 4.* * * *

SECRETARY OF STATE [COMPANY LOGO] STATE OF NEVADA NEVADA STATE BUSINESS LICENSE CLEANSPARK, INC. Nevada Business Identification # NV19871035753 Expiration Date:10/31/2023 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/08/2023. Certificate Number: B202303083456052 You may verify this certificate online at http://www.nvsos.gov FRANCISCO V. AGUILAR Secretary of State [SIGNATURE]